Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-157129) pertaining to the China Distance Education Holdings Limited Share Incentive Plan and the China Distance Education Holdings Limited 2008 Performance Incentive Plan of our report dated December 10, 2008, with respect to the consolidated financial statements of China Distance Education Holdings Limited included in this Annual Report (Form 20-F) for the year ended September 30, 2010.

/s/ Ernst & Young Hua Ming
Shenzhen, the People’s Republic of China

March 23, 2011